UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	52-1549373
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222354 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), par value $0.01 per share and liquidation value $25.00 per share, of Dynex Capital, Inc. (“Dynex” or the “Registrant”) to be registered hereunder is contained under the heading “Description of the Series C Preferred Stock” in the Registrant’s prospectus supplement dated February 13, 2020, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2020 pursuant to Rule 424(b), and under “Description of our Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant's Shelf Registration Statement on Form S-3 (File No. 333-222354), which was declared effective by the SEC on June 28, 2018, which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Restated Articles of Incorporation, effective June 2, 2014 (incorporated herein by reference to Exhibit 3.1 to Dynex’s Registration Statement on Form S-8 filed September 17, 2014).

3.2	Articles of Amendment to the Restated Articles of Incorporation, effective February 18, 2020 (filed herewith).

3.3	Amended and Restated Bylaws, effective January 1, 2019 (incorporated herein by reference to Exhibit 3.2 to Dynex’s Annual Report on Form 10-K filed February 27, 2019).

4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Dynex’s Amendment No. 1 on Form 8-A filed June 24, 2019).

4.2	Specimen of 8.50% Series A Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Dynex’s Form 8-A filed August 1, 2012).

4.3	Specimen of 7.625% Series B Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Dynex’s Current Report on Form 8-K filed April 16, 2013).

4.4	Specimen of 6.900% Series C Fixed-to Floating Rate Cumulative Redeemable Preferred Stock Certificate (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNEX CAPITAL, INC.

/s/ Stephen J. Benedetti
	By:	Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: February 18, 2020